Exhibit 13.17

Pinned Post:

PROPS Project, [19.06.19 14:41]
Props update as of 06.19.2019: We are proud to announce that we’ve publicly filed an offering circular for Props with the SEC. This is another important milestone for our community. We expect SEC approval shortly.
Please read pinned post for additional details and updates.
Please read important legal disclaimer: This communication may be deemed “testing the waters” material under Regulation A under the Securities Act of 1933. We are not under any obligation to complete an offering under Regulation A. We will only be able to make sales after the Securities and Exchange Commission (SEC) has qualified the offering statement that we have filed with the SEC. The information in that offering statement will be more complete than the information we are providing now, and could differ in important ways. You must read the documents filed with the SEC before investing. No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. Any person interested in investing in any offering of Props Tokens should review our disclosures and the publicly filed offering statement and the preliminary offering circular that is part of that offering statement at https://www.sec.gov/Archives/edgar/data/1725129/000162827919000230/younow1a.htm. YouNow is not registered, licensed or supervised as a broker dealer or investment adviser by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA) or any other financial regulatory authority or licensed to provide any financial advice or services.
Our discussion may contain forward-looking statements that are based on our beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “is designed to,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each such forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements include, but are not limited to, statements about: developing and designing our network, including the Props token and its future utility; the anticipated development and growth of our network; maintaining and expanding our base of users; our anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies; our expectations regarding regulatory developments and their effect on our network, including our ability to qualify an offering under Regulation A+; the ability of applications on our network to develop a user base and a successful business model; and potential future listings on an exchange or ATS. We cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Users outside the United States or otherwise subject to foreign law should consult with their counsel to ensure and confirm that they may participate in any offering of tokens. Some transfers of tokens may be limited under state or foreign laws. You must check with counsel in order to ensure a transfer is compliant with such law.

---------------------------------------------------
Props website: https://propsproject.com/
Props blog: https://blog.propsproject.com/
Connecting Props to your YouNow account: https://youtu.be/9kb88TQ-rxc
NYC Blockchain Week Props Cocktails and Conversation: https://youtu.be/yhmXJwwD7gg
---------------------------------------------------
Our Telegram team’s normal working hours are 9:00am-6:00pm ET Monday through Friday. We will do our best to respond to inquiries in a timely manner. Thank you for your questions and comments!
---------------------------------------------------
Regulatory update:
Over the past year, we’ve worked to ensure strict compliance with US regulatory standards. As a result, we are positioning Props to be one of the first projects to issue tokens to all consumers, accredited and non-accredited, in the United States and across the world, in compliance with the U.S. federal securities laws.
With the input of legal experts, industry leaders, the Props token community and working with the United States Securities and Exchange Commission (the SEC), we are taking steps to qualify the distribution of Props tokens under Regulation A+ (also known as Reg A+). A Reg A+ filing would enable us to bring Props to our entire community of users, so that our wide base of content creators and engaged users will benefit from the same utility and have the same token rights as accredited investors. We are proud to announce that we’ve publicly filed an offering circular for Props with the SEC. This is another important milestone for our community.
This is an exciting time for Props. This path has significant advantages for content creators and contributing power users. We believe this will empower our user base, help align the incentives of all Props stakeholders, and rightly reward those driving value across the network.*
Business Development Update:
We are working with PeerStream towards integrating Props into PalTalk and CamFrog—two PeerStream apps that offer video-enabled social communities—creating an opportunity to expose Props to millions of PeerStream’s users. Through this collaborative effort, expected adoption of Props would grow the network, increase utility of the Props token, and diversify Props’ use cases.
Token Distribution Schedule:
On March 4, we distributed Props to CoinList investors who reconfirmed their wallet addresses. On June 4, we distributed Props to Republic investors who reconfirmed their wallet addresses.
There is already basic utility for Props tokens in the YouNow app, as you can see here: https://youtu.be/9kb88TQ-rxc. We expect that additional functionality will roll out in the months ahead, when we expect to begin rewarding the platform’s content creators and contributing users with Props.
A Reg A+ offering, qualified by the SEC, will enable wider Props distribution, which is why we view it as an exciting, impactful, and near-term next step for the network. We expect that to happen within months. At that time, Props Blockchain validators would begin to earn Props, and the Props Rewards Engine would begin to mint tokens on an ongoing basis, to facilitate rewards for users who create value for the network.

Note that we are not currently aware of any national securities exchange or alternative trading system (ATS) that lists tokens for trading.
The team remains laser-focused on building and growing the Props network, in order to become one of the world’s first and largest consumer-focused token networks.
Chinese community members — We’ve launched chat groups for Chinese language speakers. You are welcome to join us on WeChat and QQ. Instructions for joining can be found here: propsproject.com/chinese-groups | 加入我们的中文群. 微信, QQ: propsproject.com/chinese-groups
* Users of an app that integrates Props may be able to receive Props upon their review and acceptance of the terms and conditions for use of the app and the completion of certain other administrative steps. Non-US users of an app that integrates Props will be required to make their own determination as to whether such usage or any transfer of Props is in compliance with their relevant state and foreign securities laws.
18 June 2019
eva invited eva
03:30
eva
any updates for projects?
03:30
token sale or listing exchanges?
03:47
Ginalyn Paez
In reply to this message
Cz is a hack its only to force us to pay taxes
03:48
In reply to this message
Maybe you should look don't give bad information
Syed invited Syed
07:40
Over Tone
How to show the Props in the wallet?

10:06
DreDrej
Why not listing props on binance dex?
Sohanur Rahman Shan invited Sohanur Rahman Shan
10:21
Venus Black
In reply to this message
Perhaps he should have rephrased his response and told you that there are currently no existing exchanges that the PROPS team is officially listing with. The information he gave was correct.
10:24
Dan Gilormo
In reply to this message
Hey Eva, please see the pinned post for the latest news. We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We do not yet have a confirmed timeline, and will update you when we have more information on this front.
+ read important information in our pinned post
Buyan Chen invited Buyan Chen
Chen Zhenhua invited Chen Zhenhua
19 June 2019
03:00
Ginalyn Paez
In reply to this message
If he needs to rephrase than that information is incorrect ´
Tom BIONE invited Tom BIONE
03:48
Tom BIONE
Is the business administrator there?

03:55
Ginalyn Paez
In reply to this message
If you're not a scam you should send the team a message directly..
03:56
Tom BIONE
Isn't this a team?
03:56
Is there no one in charge
04:00
Ginalyn Paez
In reply to this message
This is telegram come on now be professional contact them directly
04:01
Tom BIONE
Don't understand
04:56
JasonJ
In reply to this message
´
05:03
Carlos Martín
In reply to this message
Hi! What IS an ATS? Is a Crypto Exchange as Bittrex for example? or a new kind of regulated exchange?
Дилшод invited Дилшод
Deleted Account invited Deleted Account
affe tasse invited affe tasse

13:46
PersonalSong
Probably there will be no ATS forever. At least It does not exist now. correct me if I am wrong.
14:41
PROPS Project
Props update as of 06.19.2019: We are proud to announce that we’ve publicly filed an offering circular for Props with the SEC. This is another important milestone for our community. We expect SEC approval shortly.
Please read pinned post for additional details and updates.
Please read important legal disclaimer: This communication may be deemed “testing the waters” material under Regulation A under the Securities Act of 1933. We are not under any obligation to complete an offering under Regulation A. We will only be able to make sales after the Securities and Exchange Commission (SEC) has qualified the offering statement that we have filed with the SEC. The information in that offering statement will be more complete than the information we are providing now, and could differ in important ways. You must read the documents filed with the SEC before investing. No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. Any person interested in investing in any offering of Props Tokens should review our disclosures and the publicly filed offering statement and the preliminary offering circular that is part of that offering statement at https://www.sec.gov/Archives/edgar/data/1725129/000162827919000230/younow1a.htm. YouNow is not registered, licensed or supervised as a broker dealer or investment adviser by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA) or any other financial regulatory authority or licensed to provide any financial advice or services.
Our discussion may contain forward-looking statements that are based on our beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “is designed to,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each such forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements include, but are not limited to, statements about: developing and designing our network, including the Props token and its future utility; the anticipated development and growth of our network; maintaining and expanding our base of users; our anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies; our expectations regarding regulatory developments and their effect on our network, including our ability to qualify an offering under Regulation A+; the ability of applications on our network to develop a user base and a successful business model; and potential future listings on an exchange or ATS. We cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a represe
14:41
ntation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Users outside the United States or otherwise subject to foreign law should consult with their counsel to ensure and confirm that they may participate in any offering of tokens. Some transfers of tokens may be limited under state or foreign laws. You must check with counsel in order to ensure a transfer is compliant with such law.
---------------------------------------------------
Props website: https://propsproject.com/
Props blog: https://blog.propsproject.com/
Connecting Props to your YouNow account: https://youtu.be/9kb88TQ-rxc
NYC Blockchain Week Props Cocktails and Conversation: https://youtu.be/yhmXJwwD7gg
---------------------------------------------------
Our Telegram team’s normal working hours are 9:00am-6:00pm ET Monday through Friday. We will do our best to respond to inquiries in a timely manner. Thank you for your questions and comments!
---------------------------------------------------

Regulatory update:
Over the past year, we’ve worked to ensure strict compliance with US regulatory standards. As a result, we are positioning Props to be one of the first projects to issue tokens to all consumers, accredited and non-accredited, in the United States and across the world, in compliance with the U.S. federal securities laws.
With the input of legal experts, industry leaders, the Props token community and working with the United States Securities and Exchange Commission (the SEC), we are taking steps to qualify the distribution of Props tokens under Regulation A+ (also known as Reg A+). A Reg A+ filing would enable us to bring Props to our entire community of users, so that our wide base of content creators and engaged users will benefit from the same utility and have the same token rights as accredited investors. We are proud to announce that we’ve publicly filed an offering circular for Props with the SEC. This is another important milestone for our community.
This is an exciting time for Props. This path has significant advantages for content creators and contributing power users. We believe this will empower our user base, help align the incentives of all Props stakeholders, and rightly reward those driving value across the network.*
Business Development Update:
We are working with PeerStream towards integrating Props into PalTalk and CamFrog—two PeerStream apps that offer video-enabled social communities—creating an opportunity to expose Props to millions of PeerStream’s users. Through this collaborative effort, expected adoption of Props would grow the network, increase utility of the Props token, and diversify Props’ use cases.
Token Distribution Schedule:
On March 4, we distributed Props to CoinList investors who reconfirmed their wallet addresses. On June 4, we distributed Props to Republic investors who reconfirmed their wallet addresses.
There is already basic utility for Props tokens in the YouNow app, as you can see here: https://youtu.be/9kb88TQ-rxc. We expect that additional functionality will roll out in the months ahead, when we expect to begin rewarding the platform’s content creators and contributing users with Props.
A Reg A+ offering, qualified by the SEC, will enable wider Props distribution, which is why we view it as an exciting, impactful, and near-term next step for the network. We expect that to happen within months. At that time,

Props Blockchain validators would begin to earn Props, and the Props Rewards Engine would begin to mint tokens on an ongoing basis, to facilitate rewards for users who create value for the network.
Note that we are not currently aware of any national securities exchange or alternative trading system (ATS) that lists tokens for trading.
The team remains laser-focused on building and growing the Props network, in order to become
14:41
one of the world’s first and largest consumer-focused token networks.
---------------------------------------------------
Chinese community members — We’ve launched chat groups for Chinese language speakers. You are welcome to join us on WeChat and QQ. Instructions for joining can be found here: propsproject.com/chinese-groups | 加入我们的中文群. 微信, QQ: propsproject.com/chinese-groups
---------------------------------------------------
* Users of an app that integrates Props may be able to receive Props upon their review and acceptance of the terms and conditions for use of the app and the completion of certain other administrative steps. Non-US users of an app that integrates Props will be required to make their own determination as to whether such usage or any transfer of Props is in compliance with their relevant state and foreign securities laws.
PROPS Project pinned this message
Drew | Mt.Pelerin-hash-icx invited Drew | Mt.Pelerin-hash-icx
15:40
Dan Gilormo
Exciting news! We are proud to announce that we’ve publicly filed an offering circular for Props with the SEC. This is another important milestone for our community. Blog: https://medium.com/@PROPSproject/sec-filing-to-enable-millions-of-users-to-earn-and-use-props-tokens-448ed251f656
15:47
Dgdg19
Awesome!
crowseye invited crowseye

ㅐㅁㅎ료 invited ㅐㅁㅎ료
16:55
ohar
In reply to this message
When binance?
17:26
David Deven
Yesterday
17:40
Love crypto
When are we expecting SEC approval will happen?
17:43
Dan Gilormo
In reply to this message
Hey Ohar, we will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. This will take some time due to the regulatory procedure. We will update you when we have more information on this front. We do not intend to list our tokens on exchanges before Props are available as rewards for users in Props apps.
+ read important information in our pinned post
17:45
In reply to this message
We expect SEC approval shortly and will update you when we can.
17:47
ohar
In reply to this message
What are these alternative trading exchnages?

18:24
Brian
Can someone send me a link to props trading group?
18:26
In reply to this message
What is the trading group?
18:27
In reply to this message
Is coinbase an example of an ats? Trying to understand what exactly an ats is. .
18:34
Johnny Z
An ATS is an Alternative Trading System. Companies like Coinbase, Gemini and others have publicly described their efforts to set up an ATS, understanding where crypto regulation in the US is headed. I believe recent actions taken by other leading exchanges in the space confirm this approach...
18:36
Brian
In reply to this message
Thanks, helpful. Is props expected to be a security once the SEC approves this? Or is it a utility token at that point?
18:37
Tbo
In reply to this message
How about listing on ATS in the US and on normal exchange internationally?
19:17
Johnny Z
In reply to this message
Props has the functionality of a utility token. However, the SEC has communicated that it views all tokens (with the exception of BTC, ETH and Stablecoins) as securities. As such, we realized that in order to stay compliant we need to qualify Props as a Reg A security. This is a unique status, because upon qualification, millions of regular users (unaccredited) will be able to earn and use the tokens, in the US and globally. There are currrently no other tokens that have this status.

+ read more information in the pinned post
19:20
In reply to this message
We will provide more information on exchanges in due time. We just publicly filed Props with the SEC earlier today, and are preparing for the upcoming grand launch of the PropsChain, Validators, Protocol Rewards Engine and continuous earning of Props by app users in YouNow (all of that - upon SEC qualification). We will get to everything in an orderly manner. The only way to get Props was to invest in them in 2017, or - soon - start earning them as a validator / user / app developer. We hope that this will build up value for the token, even before the token is available on exchanges.
+ Please read important info in the pinned post
Van Viet Bach invited Van Viet Bach
19:45
Brian
In reply to this message
Do you guys foresee a day when it won't be a security? The SEC has also said that once a network is sufficiently decentralized it is no longer a security? Also, if it is a security, is the only way to buy it through an ATS? I ask because it would seem that from a user standpoint it would be much better if one could buy props directly in a props app such as younow? Thanks
19:47
Peter Miklos
The language used confuses me since I'm not familiar with legal stuff and SEC processes. What does it mean "publicly filing Props"? I was under the impression you have already filed the Reg A requirements with SEC and we are just waiting for an approval.
19:51
Brian
Here is the filling
19:52
https://www.sec.gov/Archives/edgar/data/1725129/000162827919000230/younow1a.htm
19:52
Just got filled today

21:04
Johnny Z
In reply to this message
We've been in a process with the SEC for 9 months, and the public filing is an important milestone in this process, often the last milestone before the qualification of the offering by the SEC.
+Please read important info in the pinned post
21:27
Johnny Z
In reply to this message
There is such a potential future indeed, per the comments of SEC Director Hinman, as well as recent announcements by the SEC. However, in the near future, Props is likely to remain a security. Remember that this unique type of Reg A token, while being a security, can be earned and used by regular users, in the US and abroad. Initially, Props cannot be purchased, only earned by validators, apps and users.
+Please read important info in the pinned post
Rektanaire invited Rektanaire
22:30
Brian
In reply to this message
What have been your public comments regarding interests from other developers adopting props? Outside of peerstream which is certainly exciting
Z invited Z
20 June 2019
Wasi Malik invited Wasi Malik
Genesis Simbiont invited Genesis Simbiont
M-31 invited M-31
05:27
M-31
Where is props currently traded?

07:55
JasonJ
In reply to this message
It isn't traded. Read the updates and repeated posts from Props admin.
Dung Vo invited Dung Vo
09:36
Alexander Ilyich Rostov
This project is worth nothing if tokens can't be traded
09:36
As simple as that
11:22
Peter Miklos
Damn, the PROPS public filing is a huge document. Looks like a waste of time in the time of open source smart contacts, but I guess lawyers still read documents like that.
13:22
¨ TheBehunek
@pmiklos well, cost of 2,1 mil $. For this offering.
But rather over do your compliance than otherwise.
Congratulation to you now team! Great progress.
13:28
Venus Black
Congratulations PROPS team! Not bad at all! I can’t wait to see what the next steps are.
15:38
Dan Gilormo
Props community - we’re excited to see news of the Props public filing with the SEC in the New York Times today! See article here: https://www.nytimes.com/reuters/2019/06/19/technology/19reuters-crypto-currencies-younow.html
Mike invited Mike
21 June 2019

Make Money Online Nigeria invited Make Money Online Nigeria
04:40
Make Money Online Nigeria
How do i benefit?
06:09
Dgdg19
impressive press coverage!!!
09:38
lao wang
always a few months later.....
Creativeflower invited Creativeflower
King Siva invited King Siva
23:26
Ncricster
The article reads that “instead of being sold, props tokens can only be earned by app developers, users, and validators that will contribute to the props network”
23:28
Does that prohibit the exchange of tokens for $ on an ATS
23:28
?
22 June 2019
NOOBS BUY ONLY BITCOIN AND ETHEREUM invited NOOBS BUY ONLY BITCOIN AND ETHEREUM
NOOBS BUY ONLY BITCOIN AND ETHEREUM invited NOOBS BUY ONLY BITCOIN AND ETHEREUM
06:55
NOOBS BUY ONLY BITCOIN AND ETHEREUM
Any admin?

13:19
Abu Hajar
In reply to this message
9am to 6pm ET Monday to Friday’s
15:33
Brian
Sounds like tzero is going to have an ats announcement next week, has props been in discussion with this ats?
15:46
Uosof Ahmadi
In reply to this message
Highly doubt it, I think they mentioned no exchange until approval and integration of props in younow etc
15:55
Brian
Tzero is mentioned briefly in the filing with the SEC, I wouldn't be so sure on that
16:10
M-31
In reply to this message
Yeah garbage
19:07
C
Props tokens can only be earned by app developers, users, and validators. whoopee. They are also worthless to them if we never get on an exchange (and that exchange has legit liquidity). unfortunately, for contributors, this is a worthless investment. don't hold your breath for an exchange. It's never going to happen.
19:08
NOOBS BUY ONLY BITCOIN AND ETHEREUM
In reply to this message
+1

19:14
Alexander Ilyich Rostov
The whole idea is that PROPS are a way of paying content producers. If they can't exchange PROPS they're not going to produce anything FOR PROPS.
19:59
Dan Gilormo
In reply to this message
Hey, how may we help?
21:54
Johnny Z
In reply to this message
Indeed, we are not currently attempting to raise funds through the Reg A filing. Upon qualification, the Reg A will enable the Protocol Rewards Engine reward network contributors, who will earn the token for 'work' on the network. Users will be able to use the token in apps, starting with YouNow. This does not mean that the token will never be traded. Your statement is misleading. We will provide more information on the matter, when we can, in due time.
+ Please read important info in the pinned post
21:55
Have a great weekend everybody, and check out this announcement from yesterday: https://finance.yahoo.com/news/peerstream-joins-younow-launch-partner-121500332.html
23 June 2019
jack invited jack
10:18
jack
hi
10:18
what is the supply for props
10:23
so prpops can not be traded
10:23

it wont be on exchanges too right
Deleted Account invited Deleted Account
18:02
David Deven
If cryptocurrency will be forever traded and nothing else will be done with it, then that’s what makes it valueless.
99.99% of tokens are absolute garbage and have no value. People only buy to make a profit, but the token itself is useless.
I have no idea why people complain so much.
20:25
lao wang
I just know the admins always copy&paste the same answers, especially the few months.
20:25
no matter what questions
20:27
Tell me when binance?
Mia Whittaker invited Mia Whittaker
24 June 2019
Muhammad Peacock invited Muhammad Peacock
11:37
Love crypto
When can we trade props on exchanges?
11:39
Johnny Z
We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We do not yet have a confirmed timeline, and will update you when we have more information on this front.
+ read important information in our pinned post

Porter 昊轩 invited Porter 昊轩
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25 June 2019
ན`TàļàĹ- Aļ3ńžè`¨[Graphic depiction of sideways heart] invited ན`TàļàĹ- Aļ3ńžè`¨[Graphic depiction of sideways heart]
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17:59
Lele Pons
Ki
18:01
Hi
18:02
Dan Gilormo
In reply to this message
Hi, welcome to the community.
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26 June 2019
Deleted Account invited Zhao Binance

11:54
adam eve
In reply to this message
This week the major announcement with also more info about listing at the ATS right?
Deleted Account invited Deleted Account
13:34
Johnny Z
The major announcement we referred to earlier this month was made last week - the public filing of Props withh the SEC, which was covered by New York Times, Reuters, Business Insider and many others. These publications all got excited because upon qualification, this could be the first time tokens are compliantly awarded to US millions of US users (as well as users outside US):
https://www.nytimes.com/reuters/2019/06/19/technology/19reuters-crypto-currencies-younow.html
13:36
We released a ~150 page document that includes everything someone needs to know about the Reg A+ offering and how it works. Providing a level of disclosure perhaps unprceedented in crypto.
14:24
Venus Black
In reply to this message
Where can we go to read this document?
14:43
Dan Gilormo
In reply to this message
Hey Venus, the link is in the pinned post ´
15:01
Venus Black
In reply to this message
Thanks!
27 June 2019
Aaron Blake invited Aaron Blake

Jeremiah invited Jeremiah
14:48
Dan Gilormo
Welcome to the new members of the community. To learn more, please see the pinned post for the latest details, or visit our website, http://propsproject.com. Additionally, see the latest news on Props in the New York Times: https://www.nytimes.com/reuters/2019/06/19/technology/19reuters-crypto-currencies-younow.html
28 June 2019
04:10
ANDREA´´
just read de times article,so are you rasing money again?
Tilen Skrubej | Solidum Capital invited Tilen Skrubej | Solidum Capital
VK invited VK
07:18
Dan Gilormo
In reply to this message
Hey Andrea, we are not currently attempting to raise funds through the Reg A filing. Upon qualification, the Reg A will enable the Protocol Rewards Engine to reward network contributors, who will earn the token for 'work' on the network. Users will be able to use the token in apps, starting with YouNow.
Изабелла Усачёва invited Изабелла Усачёва
Prince invited Prince
11:25
Prince
Hello
11:50
Dan Gilormo
In reply to this message
Hey Prince, welcome.
Moo invited Moo

15:33
Prince
You are from younow
16:05
Claude (Bob) Satoshi NakaFomo
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16:05
I knew a Prince ´....
29 June 2019
Peta Karter invited Peta Karter
09:51
Peta Karter
good evening
23:04
Crypto Chick
Can’t find “Props” in CoinTracking. Does it have to do with fact that not on Exchangs?
30 June 2019
Nedd invited Nedd
12:37
Anna Mulert
In reply to this message
We will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We do not yet have a confirmed timeline, and will update you when we have more information on this front.
+ read important information in our pinned post
帆一 invited 帆一

Pg.Warlock invited Pg.Warlock
13:20
Pg.Warlock
Hallo Leote
13:29
https://telegram.org/faq/de
14:27
Prince
https://www.younow.com/PrinceOfShisha/190357499/22009594/872a37nq/b
Paul Martin invited Paul Martin
1 July 2019
Van Viet Bach invited Van Viet Bach
07:23
Crypto Chick
In reply to this message
Cointracking is not an exchange it’s a coin tracking system.
DABOOOSS F.R.N.D invited DABOOOSS F.R.N.D
13:57
Jeremiah
In reply to this message
Give me an example of an "ATS" please
14:32
Tbo
Tzero
16:00
Jeremiah
Are these tokens free to move around currently?

16:01
Johnny Z
Yes, you can freely transfer your Props tokens to others—including to unaccredited persons or to people in the US and overseas—under federal law.
+ read important information in our pinned post
16:09
Jeremiah
In reply to this message
So there was no ico? Private sales for accredited only?
22:47
J
In reply to this message
There was a public sale for non accredited investors through a platform called “Republic”
22:51
Van Viet Bach
´
2 July 2019
. invited Sol Caan
10:56
Thâo Lâm Viêt
Does Props listed on any exchange
11:54
Tbo
Not at the moment weirdly

11:58
Johnny Z
In reply to this message
There was no ICO. We have raised funds from more than 1000 investors - most of the funding came from Funds and accredited investors, and a small portion (5%) came from non-accredited investors using Republic Crypto - a platform that enabled us to give anyone in the community the opportunity to invest, under strict investor protection and capped amounts, based on Regulation Crowdfunding (Reg CF).
+read important information in our pinned post
3 July 2019
James King invited James King
mini invited mini
Selena invited Selena
Deleted Account invited Deleted Account
Sun coinlim&exchange invited Sun coinlim&exchange
22:50
Sun coinlim&exchange
Hi admin, which one could i talk cooperation about listing ?
4 July 2019
Gavin Clark invited Gavin Clark
Rishi | Daku community | investor | Blockchain developer invited Rishi | Daku community | investor | Blockchain developer
I'm Groot | PM me and give me your ETH invited I'm Groot | PM me and give me your ETH
Luciano ´´invited Luciano´´
15:46
I'm Groot | PM me and give me your ETH
Begin...
crypto s invited crypto s
Bodya Gagarin invited Bodya Gagarin

CryptoDiffer Press invited CryptoDiffer Press
Shahnawaz Azam invited Shahnawaz Azam
15:55
Shahnawaz Azam
In reply to this message
Hello sir
Salvatore Squillaci invited Salvatore Squillaci
Swt56 Judi invited Swt56 Judi
Apo invited Apo
16:06
Apo
Do you have announcement channel?
Artem invited Artem
Gersh invited Gersh
Scandalnavia invited Scandalnavia
Tom H. Chase @ The Court invited Tom H. Chase @ The Court
spidey6600 invited spidey6600
17:26
Tom
When props will be list on exchanges?
harvi17 invited harvi17
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´´´´´´´´´´´´´´invited ´´´´´´´´´´´´´´´
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5 July 2019
Rahul invited Rahul
I-Mak invited I-Mak
Maverick invited Maverick
Walt invited Walt
10:27
Dan Gilormo
In reply to this message
Hey Tom, we will be working towards a regulated listing on an alternative trading system (ATS) that lists tokens for trading. We do not yet have a confirmed timeline, and will update you when we have more information on this front.
+ read important information in our pinned post
Xavier Zarudnyy invited Xavier Zarudnyy
20:44
Tbo
In reply to this message
You will be working or you are working. You had more than 2 years and nothing, you are abusing people's patience now guys.
21:12
Tom
In reply to this message
18 months passed nothing happened
21:21
Johnny Z
Read the pinned post guys. It summarizes some of the multiple things we have been building and working towards for the past 18 months. We're working extremely hard and could't be more pleased with recent progress. We are expecting to announce our biggest news to date later this month.